Exhibit 99.3
FORM OF ELECTION
CUSIP # ____________
EAST PROSPECT STATE BANK

As explained in more detail on the reverse, this Form of Election is being provided to you in connection with the pending merger of East Prospect State Bank with and into a subsidiary of Community Banks, Inc. (“Community”). Your Form of Election must be accompanied by the certificate(s) for your shares of East Prospect (“Shares”) or by a properly completed Notice of Guaranteed Delivery substantially in the form enclosed and must be received by 5 p.m. Eastern Time on March 23, 2007 (the “Election Deadline”). If for any reason, the merger is not completed, your Shares will be returned to you.

All shareholders must complete Boxes A, B, C and H. Please follow the “General Instructions” on page 2.
FOR OFFICE USE ONLY Debit Shares ______ Partial ______ Alt. Payee ______ One Time Del. ______ Approved ______ Input ______ Audit ______ Mailed ______

BOX A - ELECTION TYPE
☐ (1) Check here if you elect to receive Community shares in exchange for all of your Shares (with cash for any fractional share).
☐ (2) Check here if you elect to receive cash in exchange for all of your Shares.
☐ (3) Check here if you elect to receive Community shares for _____ Shares and cash for the remainder.
☐ (4) Check here only if you wish to receive share certificates for the Community shares to be issued to you.
(Otherwise, your Community shares will be held in book entry form and no stock certificate will be sent to you.).

BOX B - Signature of Registered Shareholders	BOX C - Certificate(s) Enclosed
(Must be signed by all registered shareholders)	Certificate Number(s) (Attach additional signed list, if necessary)	Number of Shares Represented by Each Certificate
Signature
Signature
Telephone Number	Total Shares Surrendered:

BOX D - New Registration Instructions	BOX E - One Time Delivery Instructions
To be completed ONLY if the merger consideration is to be issued in the name(s) of someone other than the registered holder(s) in Box F. ISSUE TO:	To be completed ONLY if the merger consideration is to be delivered to an address other than that in Box F. MAIL TO:

Name	Name

Street Address	Street Address

City, State and Zip Code	City, State and Zip Code

BOX F - Name and Address of Registered Holder(s)	BOX G - Medallion Guarantee
Please make any address corrections below	If you have completed Box D, your signature must be Medallion Guaranteed by an eligible financial institution.
☐ Indicates permanent address change	Note: A notarization by a notary public is not acceptable.

BOX H - Important Tax Information - Substitute Form W-9
Tax ID or Social Security Number:

Please provide the Taxpayer Identification Number (“TIN”) of the person or entity receiving payment for the above described Shares. This box must be signed by that person or entity, thereby making the following certification:

CERTIFICATION - Under penalties of perjury, the undersigned hereby certifies the following:
(1) The TIN shown above is the correct TIN of the person who is submitting this Form of Election and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) the person who is submitting this Form of Election and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service (“IRS”) that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee; and (3) the person who is submitting this Form of Election is a US citizen or US resident alien.

Signature: ______________________________________________________ Date: __________________________

NOTICE TO NON-RESIDENT ALIENS (SHAREHOLDERS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER THAN THE UNITED STATES): A W-8BEN FORM MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.

Explanation of Election

You have the opportunity to choose the form of consideration you wish to receive in the pending merger between East Prospect State Bank and a subsidiary of Community as specified in Box A on the reverse. If the merger is completed, you will be entitled to receive in exchange for your shares of East Prospect common stock (“Shares”), at your election, (1) shares of Community common stock, (2) cash, or (3) a combination of Community common stock and cash. However, there is no guarantee that you will receive the form of consideration that you elect. All elections are subject to the election and allocation procedures described in the materials enclosed with this form.

If you do not return your Form of Election, properly completed, by the Election Deadline, your Shares will be deemed to be “no-election” shares. No-election shares will be exchanged for shares of Community common stock unless that would result in an oversubscription for Community shares based on the limit on the number of Community shares issuable under the merger agreement, in which case no-election shares will be selected pro rata to receive cash until all no-election shares have been so selected or the limit on the amount of cash payable as merger consideration has been reached.

General Instructions
Please read this information carefully.

•
BOX A-Election Type: Check the appropriate box to specify your election. If you elect to receive a combination of stock and cash, you must specify the number of Shares to be exchanged for Community stock.

•	BOX B-Signatures: All registered shareholders must sign as indicated in Box B. If you are signing on behalf of a registered shareholder or entity, your signature must include your legal capacity.

•
BOX C-Certificate Detail: List all certificate numbers for Shares submitted in Box C. If your certificate(s) are lost, please contact East Prospect State Bank at (717) 252-1511 for assistance. You will be contacted if a fee and/or additional documents are required to replace lost certificates.

•
BOX D-New Registration: Provide the new registration instructions (name, address and tax identification number) in Box D. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

•	BOX E-One-Time Delivery: Any address shown in Box E will be treated as a one-time only mailing instruction.

•	BOX F-Current Name and Address of Registered Shareholder: If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box F.

•
BOX G-Signature Guarantee: Box G (Medallion Guarantee) only needs to be completed if the name on the check or stock registration will be different from the current registration shown in Box F. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•
BOX H-Important Tax Information - Substitute Form W-9: Please provide the social security or other tax identification number of the person or entity receiving payment for the above described Shares on the Substitute Form W-9 and certify that you are not subject to backup withholding. Failure to do so will subject you to the applicable federal income tax withholding from any cash payment made to you pursuant to the merger transaction.

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you.

•
Delivering Certificates: Return this Form of Election with the certificate(s) to be exchanged only to Wells Fargo Shareowner Services at the address below. Please do not sign the back of your certificate(s). The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your Shares (the estimated cost of obtaining a bond for replacement of a lost certificate).

By Mail to:	By Overnight Courier or Hand Delivery to:
Wells Fargo Shareowner Services	Wells Fargo Shareowner Services
Voluntary Corporate Actions Department	Voluntary Corporate Actions Department
P.O. Box 64854	161 North Concord Exchange
St. Paul, MN 55164-0854	South St. Paul, MN 55075

For additional information please contact our Shareowner Relations Department at 1-800-380-1372.